Exhibit 99.1

Bruker Reports First Quarter 2026 Financial Results

•
Q1 2026 revenues of $823.4 million, up 2.7% year-over-year (yoy), down 4.4% organically
•
Q1-26 GAAP diluted earnings per share (EPS) $0.02; non-GAAP diluted EPS $0.31
•
Q1-26 Bruker Scientific Instruments (BSI) bookings up high-single digits % organically yoy;

BSI book-to-bill ratio above 1.0x for 3rd consecutive quarter

•
Reconfirming previous FY2026 guidance:
o
Revenues of $3.57 to $3.60 billion, up 4% to 5% yoy, with organic growth of 1% to 2%
o
Non-GAAP EPS of $2.10 to $2.15, up 15% to 17% yoy, including an ~8% FX headwind

BILLERICA, Massachusetts – May 6, 2026 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for the three months ended March 31, 2026.

Frank H. Laukien, Bruker’s President and CEO, commented: “While US academic demand, tariff and currency headwinds still pressured our first quarter results, our Q1 financial performance came in ahead of expectations. We are encouraged that our first quarter BSI segment bookings grew organically at a high single digit percentage, and our BSI book-to-bill ratio was again greater than 1.0x. Healthy bookings trends included solid academic orders for our post-genomic research solutions from outside the US, strong AI-driven demand in semiconductor metrology and in SciY laboratory software, bookings strength in industrial research tools and security detection systems.”

He continued: “Importantly, we have introduced impactful new products and solutions at recent scientific and medical conferences, further strengthening our leadership position in NMR, leading the way in spatial biology, and innovating in microbiology and molecular diagnostics. With increased visibility, we reconfirm our FY26 guidance, and we expect a return to organic revenue growth in Q2. All in, Bruker remains poised to deliver significant operating margin expansion and double-digit EPS growth in FY2026.”

First Quarter 2026 (Q1-26) Financial Results

Bruker’s revenues for the first quarter of 2026 were $823.4 million, an increase of 2.7% compared to $801.4 million in the first quarter of 2025. In Q1-26, revenues decreased organically by 4.4% yoy, while growth from acquisitions was 2.6%, and foreign currency translation had a favorable impact of 4.5% yoy.

Q1-26 Bruker Scientific Instruments (BSI) revenues of $759.8 million increased 2.1% yoy, with organic revenue decreasing by 5.0%. Q1-26 Bruker Energy & Supercon Technologies (BEST) revenues of $66.9 million increased 12.8% yoy, with an organic revenue increase of 3.0%, net of intercompany eliminations.

Q1-26 GAAP operating income was $10.2 million, compared to GAAP operating income of $31.8 million in the first quarter of 2025. Bruker's Q1-26 non-GAAP operating income was $84.2 million, compared to $101.7 million in the first quarter of 2025, and Q1-26 non-GAAP operating margin was 10.2%, compared to 12.7% in the first quarter of 2025.

Q1-26 GAAP diluted earnings per share was $0.02, compared to diluted earnings per share of $0.11 in the first quarter of 2025. Q1-26 non-GAAP diluted EPS was $0.31, compared to $0.47 in the first quarter of 2025.

Reconfirming Previous Fiscal Year 2026 (FY26) Financial Outlook

Bruker continues to expect FY26 revenues of $3.57 to $3.60 billion, compared to FY25 revenues of $3.44 billion, with 4% to 5% year-over-year reported revenue growth, including:

•
Organic revenue growth of 1% to 2%,
•
M&A revenue growth contribution of approximately 1.5%, and
•
Foreign currency translation revenue tailwind of approximately 1.5%

Bruker continues to expect FY26 non-GAAP EPS of $2.10 to $2.15, compared to $1.83 in FY25, an increase of 15% to 17% year-over-year. This includes a currency headwind of approximately $0.15, or 8%, implying constant exchange rate (CER) non-GAAP EPS growth of 23% to 25% yoy.

Our FY26 revenue and non-GAAP EPS guidance is based on foreign currency exchange rates as of March 31, 2026.

For the Company’s outlook for 2026 organic revenue growth, M&A revenue growth, constant exchange rate revenue growth, and constant exchange rate non-GAAP EPS growth, and non-GAAP EPS, each of which are forward-looking non-GAAP measures, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, May 6, 2026, at 8:00 am Eastern Standard Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q1 2026 Earnings Webcast” hyperlink. A slide presentation will be referenced during the webcast and will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (U.S. toll free) or +1-412-317-6702 (international) and referencing “Bruker’s First Quarter 2026 Earnings Conference Call”.

Bruker is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit https://dpregister.com/sreg/10208837/103f221d07a and enter their contact information. Investors will then be issued a personalized phone number and PIN to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call.

A telephone replay of the conference call will be available by dialing 1-855-669-9658 (U.S. toll free) or +1-412-317-0088 (international) and entering replay access code: 6572958. The replay will be available beginning one hour after the end of the conference call through June 6, 2026.

About Bruker Corporation – Leader of the Post-Genomic Era (Nasdaq: BRKR)

Bruker is enabling scientists and engineers to make breakthrough post-genomic discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research, in specialty diagnostics, in applied and biopharma applications, in microscopy and nanoanalysis, as well as in industrial and cleantech research, and next-gen semiconductor metrology in support of AI. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating income margin; non-GAAP SG&A expense; non-GAAP interest and other income (expense), net; non-GAAP profit before income taxes; non-GAAP income tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, impairments, acquisition and related integration expenses, amortization of acquired intangible assets, and other non-operational costs.

We also may refer to CER currency revenue growth, CER non-GAAP EPS growth, and free cash flow which are also non-GAAP financial measures. We define the term CER currency revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates. We define the term CER EPS as non-GAAP EPS excluding the effect of changes in foreign currency translation rates. We define free cash flow as net cash provided by operating activities, less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. However, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2026 non-GAAP organic revenue, non-GAAP M&A revenue, and non-GAAP EPS, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP organic revenue and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future revenues and EPS presented in accordance with GAAP.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2026 and beyond financial outlook, our outlook for reported revenue growth, organic revenue growth, M&A revenue growth contributions, CER currency revenue growth, margin improvements, foreign currency translation revenue impact, EPS, non-GAAP EPS, and CER Non-GAAP EPS growth; effects of academic market and tariff dynamics on our future financial results and our ability to mitigate such effects in the future; management’s expectations for the impact of foreign currency and acquisitions; the effects of our expanded cost savings initiatives; and for future financial and operational performance and business outlook; future economic conditions; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, (1) the length and severity of any recession and the impact on global economic conditions, (2) the impact of supply chain challenges, including inflationary pressures, (3) the impact of geopolitical instability and tensions and any sanctions, including any reduction in natural gas exports from Russia resulting from the ongoing conflict with Ukraine and resulting market disruptions, such as higher prices for and reduced availability of key metals used in our products, (4) the conflict in Israel, Palestine and surrounding areas and hostilities in the Middle East, including heightened tensions in Iran, and the possible expansion of such conflicts and potential geopolitical consequences and global instability, (5) the ongoing tensions between the United States and China, tariff increases or uncertainties and trade policy changes and restrictions, and the increasing potential of conflict involving countries in Asia that are critical to our supply chain operations, such as Taiwan and China, (6) continued volatility in the capital markets, (7) the impact of increased interest rates, (8) the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, (9) our restructuring and cost-control initiatives, changing technologies, product development and market acceptance of our products, (10) the cost and pricing of our products, manufacturing and outsourcing, competition, dependence on collaborative partners, key suppliers and third party distributors, capital spending and government funding policies, (11) changes in governmental regulations, intellectual property rights, and litigation, (12) exposure to foreign currency fluctuations, (13) the impact of foreign currency exchange rates, (14) our ability to service our debt obligations and fund our anticipated cash needs, (15) the effect of a concentrated ownership of our common stock, (16) the loss of key personnel, (17) payment of future dividends, (18) the impact (if any) of macroeconomic issues, including uncertainties related to trade policies or tariff regulations, and (19) other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2025, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by applicable law.

Contact:

Joe Kostka

Director, Investor Relations

Bruker Corporation

T: +1 (978) 313-5800

E: Investor.Relations@bruker.com

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenue	$823.4	$801.4
Cost of revenue	443.6	410.2
Gross profit	379.8	391.2
Operating expenses:
Selling, general and administrative	242.1	225.4
Research and development	101.3	97.1
Other charges, net	26.2	36.9
Total operating expenses	369.6	359.4
Operating income	10.2	31.8
Interest and other income (expense), net	11.7	(6.7)
Income before income taxes, equity in (losses) income of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries (a)	21.9	25.1
Income tax provision	2.5	8.7
Equity in (losses) income of unconsolidated investees, net of tax	(3.7)	0.4
Consolidated net income	15.7	16.8
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	1.3	(0.6)
Net income attributable to Bruker Corporation	$14.4	$17.4
Dividends on Series A Mandatory Convertible Preferred Stock	10.9	—
Net income attributable to Bruker Corporation common shareholders	$3.5	$17.4
Net income per common share attributable to Bruker Corporation common shareholders:
Basic	$0.02	$0.11
Diluted	$0.02	$0.11
Weighted average common shares outstanding:
Basic	152.2	151.6
Diluted	152.7	151.9

a) On subsequent pages this is referred to as “Profit before income tax”.

Bruker Corporation

REVENUE

(unaudited and in millions)

	Three Months Ended March 31,
	2026	2025
Revenue by Segment:
Bruker BioSpin	$197.5	$207.8
Bruker CALID	316.3	280.1
Bruker Nano	246.0	256.6
BSI Revenue Total	759.8	744.5
BEST	66.9	59.3
Eliminations	(3.3)	(2.4)
Total revenue	$823.4	$801.4

Revenue by End Customer Geography:
United States	$221.9	$217.4
Europe	321.6	285.2
Asia Pacific	208.7	232.6
Other	71.2	66.2
Total revenue	$823.4	$801.4

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited and in millions, except per share data)

The tables below present the GAAP to Non-GAAP reconciliation for the three months ended March 31, 2026, and March 31, 2025, respectively, for the following measures: Gross Profit and Gross Profit Margin; Selling, General and Administrative (“SG&A”) Expenses; Operating Income and Operating Income Margin; Interest and Other Income (Expense), net; Profit before Income Taxes; Net Income Attributable to Bruker Corporation Common Shareholders; Diluted net income per common share; and Income Tax rate.

	Gross Profit	Gross Profit Margin	SG&A Expenses	Operating Income	Operating Income Margin	Interest and other income (expense), net	Profit before income tax (a)	Net Income attributable to Bruker Corporation Common Shareholders	Diluted net income per common share	Income Tax Rate
Three Months Ended March 31, 2026:
GAAP	$379.8	46.1%	$242.1	$10.2	1.2%	$11.7	$21.9	$3.5	$0.02	11.4%
Non-GAAP adjustments:
Restructuring costs	9.5	1.2%	—	17.8	2.2%	—	17.8	17.8	0.12	—
Acquisition-related costs	3.4	0.4%	—	7.5	0.9%	—	7.5	7.5	0.05	—
Purchased intangibles amortization	16.7	2.0%	(15.7)	32.5	3.9%	—	32.5	32.5	0.21	—
Intangible assets impairment charges	0.7	0.1%	—	2.7	0.3%	—	2.7	2.7	0.02	—
Gain on remeasurement of previously held equity interest	—	—	—	—	—	(12.2)	(12.2)	(12.2)	(0.08)
Investments related adjustments	—	—	—	—	—	(1.2)	(1.2)	(1.2)	(0.01)	—
Lease and fixed asset impairment charges	1.8	0.2%	—	12.7	1.5%	—	12.7	12.7	0.08	—
Other costs	(0.1)	—	—	0.8	0.2%	—	0.8	0.8	0.01	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(20.3)	(0.13)	16.2%
Equity in income (losses) of unconsolidated investees, net of tax	—	—	—	—	—	—	—	3.7	0.02	—
Noncontrolling interests related to non-GAAP adjustments	—	—	—	—	—	—	—	(0.5)	—	—
Total Non-GAAP adjustments	32.0	3.9%	(15.7)	74.0	9.0%	(13.4)	60.6	43.5	0.29	16.2%
Non-GAAP	$411.8	50.0%	$226.4	$84.2	10.2%	$(1.7)	$82.5	$47.0	$0.31	27.6%

Three Months Ended March 31, 2025:
GAAP	$391.2	48.8%	$225.4	$31.8	4.0%	$(6.7)	$25.1	$17.4	$0.11	34.7%
Non-GAAP adjustments:
Restructuring costs	2.6	0.3%	—	10.2	1.3%	—	10.2	10.2	0.07	—
Acquisition-related costs	2.3	0.3%	—	8.6	1.1%	—	8.6	8.6	0.06	—
Purchased intangibles amortization	14.0	1.7%	(13.1)	27.3	3.4%	—	27.3	27.3	0.18	—
Acquisition-related litigation charges	—	—	—	18.6	2.3%	—	18.6	18.6	0.12	—
Investments related adjustments	—	—	—	—	—	2.0	2.0	2.0	0.01	—
Other costs	0.8	0.2%	—	5.2	0.6%	—	5.2	5.2	0.03	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(18.2)	(0.11)	(0.6)%
Other Discrete Items	—	—	—	—	—	—	—	—	—	(6.4)%
Equity in income (losses) of unconsolidated investees, net of tax	—	—	—	—	—	—	—	(0.4)	—	—
Total Non-GAAP adjustments	19.7	2.5%	(13.1)	69.9	8.7%	2.0	71.9	53.3	0.36	(7.0)%
Non-GAAP	$410.9	51.3%	$212.3	$101.7	12.7%	$(4.7)	$97.0	$70.7	$0.47	27.7%
(a)
Referred to as “Income before income taxes, equity in (losses) income of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries” in the GAAP condensed consolidated statements of operations.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

The tables below present the GAAP to Non-GAAP reconciliation for weighted average common shares outstanding (Diluted), CER currency revenue, organic revenue, and free cash flow:

	Three Months Ended March 31,
	2026	2025
GAAP Weighted Average Common Shares Outstanding (Diluted)	152.7	151.9
Stock options, restricted stock units, and employee stock purchase plan	—	—
Series A Mandatory Convertible Preferred Stock (a)	—	—
Non-GAAP Weighted Average Common Shares Outstanding (Diluted)	152.7	151.9
(a)
The impact of the Series A Mandatory Convertible Preferred Stock (MCP) calculated under the if-converted method was anti-dilutive for both GAAP and Non-GAAP EPS for the three months ended March 31, 2026. There was no MCP outstanding for the comparative period in 2025.

	Total Bruker			Bruker Scientific Instruments (a)			BEST
Three Months Ended March 31,	2026	yoy growth (c)	2025	2026	yoy growth (c)	2025	2026	yoy growth (c)	2025
GAAP revenue	$823.4	2.7%	$801.4	$759.8	2.1%	$744.5	$63.6	11.8%	$56.9
Effect of changes in foreign currency translation rates	36.6		(10.4)	31.6		(9.2)	5.0		(1.2)
Non-GAAP CER currency revenue	786.8	(1.8)%	811.8	728.2	(2.2)%	753.7	58.6	3.0%	58.1
Acquisitions (b)	20.8		69.2	20.8		69.2	-		-
Non-GAAP Organic revenue	$766.0	(4.4)%	$742.6	$707.4	(5.0)%	$684.5	$58.6	3.0%	$58.1
(a)
Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI BioSpin, CALID, and NANO Segments as presented in our Annual Report on Form 10-K for the year ended December 31, 2025.
(b)
We define the term acquisitions revenue as GAAP revenue from M&A activities excluding the effect of changes in foreign currency translation rates.
(c)
Yoy growth rates are calculated as the percentage increase (or decrease) in respective line items relative to GAAP revenue in the comparable prior year.

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$71.2	$65.0
Non-GAAP adjustments:
Purchases of property, plant and equipment	(24.2)	(26.0)
Non-GAAP free cash flow	$47.0	$39.0

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$133.4	$298.8
Accounts receivable, net	542.7	544.9
Inventories	1,121.5	1,094.6
Other current assets	306.0	274.2
Total current assets	2,103.6	2,212.5
Property, plant and equipment, net	719.6	744.8
Goodwill, intangibles, net and other long-term assets	3,307.5	3,284.1
Total assets	$6,130.7	$6,241.4

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$8.4	$16.6
Accounts payable	269.1	215.9
Deferred revenue and customer advances	479.7	441.3
Other current liabilities	597.9	605.4
Total current liabilities	1,355.1	1,279.2
Long-term debt	1,662.9	1,852.5
Other long-term liabilities	609.9	599.4

Redeemable noncontrolling interests	35.8	36.8

Total shareholders' equity	2,467.0	2,473.5
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$6,130.7	$6,241.4

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Consolidated net income	$15.7	$16.8
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	58.3	50.4
Other non-cash expenses, net	21.4	(11.5)
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts payable and accrued expenses	11.2	26.4
Inventories	(47.2)	(28.4)
Other changes in operating assets and liabilities, net	11.8	11.3
Net cash provided by operating activities	71.2	65.0

Cash flows from investing activities:
Purchases of property, plant and equipment	(24.2)	(26.0)
Cash paid for acquisitions, net of cash acquired	(16.0)	(1.1)
Other investing activities, net	0.5	1.0
Net cash used in investing activities	(39.7)	(26.1)

Cash flows from financing activities:
Repayments of revolving lines of credit	—	(167.9)
Proceeds from revolving lines of credit	—	139.9
Repayment of long-term debt	(181.3)	(7.7)
Proceeds from long-term debt	—	2.9
Payment of dividends to Series A Mandatory Convertible Preferred Shareholders	(11.0)	—
Payment of dividends to common shareholders	(7.6)	(7.7)
Repurchase of common stock	—	(10.0)
Other financing activities, net	(5.0)	(0.7)
Net cash used in financing activities	(204.9)	(51.2)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	7.9	13.3
Net increase (decrease) in cash, cash equivalents and restricted cash	(165.5)	1.0
Cash, cash equivalents and restricted cash at beginning of period	303.1	186.7
Cash, cash equivalents and restricted cash at end of period	$137.6	$187.7